UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

September 21, 2007

Date of Report (Date of earliest event reported)

ADVENT SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

State of Delaware	0-26994	94-2901952
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

600 Townsend Street

San Francisco, California 94103

(Address of principal executive offices)

(415) 543-7696

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers	1
SIGNATURES	2

i

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 17, 2007, the Compensation Committee of Advent Software, Inc.’s (the “Company”) Board of the Directors approved a form of the 2007 Executive Short-Term Incentive Plan (the “Plan”) which applies to the Principal Executive Officer, Principal Financial Officer, and executive-level members of the Registrant’s Executive Management Team (the “Executives”). Each of the Executives entered into individualized forms of the Plan as of June 29, 2007. Under the terms of the Plan, Executives must be employed by the Company through the payout date in the first quarter of 2008 to be eligible for payment.

On August 14, 2007, Graham V. Smith, the Company’s Principal Financial Officer, announced his intention to resign from the Company on December 14, 2007. Mr. Smith will remain as Chief Financial Officer until his resignation date and will assist in transitioning his responsibilities.

On September 21, 2007, after taking into account Mr. Smith’s four-month notice period and in recognition of past performance, Advent’s management recommended and the Compensation Committee authorized a payout of Mr. Smith’s bonus at target under the Plan after completing his notice period. As a result, a total bonus amount of $143,500 will be paid to Mr. Smith subsequent to December 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

ADVENT SOFTWARE, INC.

By:	Graham V. Smith
Graham V. Smith
Executive Vice President,
Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

Dated: September 27, 2007